Exhibit 99.1

[SALEM COMMUNICATIONS LOGO]

FOR IMMEDIATE RELEASE
June 13, 2001

Media Contacts: Tricia Whitehead Spinhouse Public Relations (615) 599-7746 spinhouse@home.com Analysts and Investors: John Buckley Brainerd Communicators (212) 986-6667 buckley@braincomm.com

SALEM COMMUNICATIONS ANNOUNCES INTENTION TO OFFER
$150 MILLION OF SENIOR SUBORDINATED NOTES

      CAMARILLO, Calif. —Salem Communications Corporation (NASDAQ: SALM) announced that its wholly owned subsidiary, Salem Communications Holding Corporation, intends to offer $150 million of senior subordinated notes pursuant to exemptions from registration under the Securities Act of 1933. Proceeds from the notes will be used to repay bank credit facility borrowings. The notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

      Salem Communications Corporation is headquartered in Camarillo, California. Upon the close of all announced transactions, the company will own and/or operate 79 radio stations, including 54 stations in the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk programming, news and music to more than 1,600 affiliated radio stations throughout the United States; OnePlace.com, the online division of Salem Communications; and CCM Communications, publisher of contemporary Christian music trade and consumer publications.

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